INVESCO VAN KAMPEN REAL ESTATE SECURITIES FUND                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        25

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A               $1,829

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $228
          Class C               $ 95
          Class Y               $164
          Institutional Class   $ --

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)

        1 Dividends from net investment income
          Class A               0.1045
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.1044
          Class C               0.0484
          Class Y               0.1232
          Institutional Class   0.0450

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               17,371

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B               2,028
          Class C               1,892
          Class Y                671
          Institutional Class    663

74V.    1 Net asset value per share (to nearest cent)
          Class A               $14.72

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $14.70
          Class C               $14.75
          Class Y               $14.73
          Institutional Class   $14.74